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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-8 related to Patina Oil and Gas Corporation's Profit Sharing and Savings Plan and Trust.



/s/ Arthur Andersen LLP
Dallas, Texas
January 8, 1998